EXHIBIT 99.2

Quarterly Supplemental Information
December 31, 2018

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
5565 Glenridge Connector, Suite 450	Telephone: 770.418.8592	Telephone: 866.354.3485
Atlanta, GA 30342	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 45 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information report may differ from actual results.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this report contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI, EBITDAre and Core EBITDA. Definitions and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 38. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this report from time to time in light of its then existing operations.

In certain presentations herein, the Company has provided disaggregated financial and operational data (for example, some pieces of information are displayed by geography, industry, or lease expiration year) for informational purposes for readers; however, regardless of the various presentation approaches taken herein, we continue to evaluate and utilize our consolidated financial results in making operating decisions, allocating resources, and assessing our performance.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer, and operator of high-quality, Class A office properties in select sub-markets located primarily within eight major Eastern U.S. office markets. Its geographically-diversified, almost $5 billion portfolio is comprised of approximately
17 million square feet (as of the date of release of this report). The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s and Moody’s. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	December 31, 2018	December 31, 2017
Number of consolidated office properties (1)	54	67
Rentable square footage (in thousands) (1)	16,208	19,061
Percent leased (2)	93.3%	89.7%
Capitalization (in thousands):
Total debt - principal amount outstanding (excludes premiums, discounts, and deferred financing costs)	$1,694,706	$1,733,670
Equity market capitalization (3)	$2,150,764	$2,791,659
Total market capitalization (3)	$3,845,470	$4,525,329
Total debt / Total market capitalization (3)	44.1%	38.3%
Average net debt to Core EBITDA	5.8 x	5.6 x
Total debt / Total gross assets	36.2%	33.0%
Common stock data:
High closing price during quarter	$18.90	$20.40
Low closing price during quarter	$16.49	$19.21
Closing price of common stock at period end	$17.04	$19.61
Weighted average fully diluted shares outstanding during quarter (in thousands)	128,811	144,503
Shares of common stock issued and outstanding at period end (in thousands)	126,219	142,359
Annual regular dividend per share (4)	$0.84	$0.84
Special dividend per share declared during calendar year	NA	$0.50
Rating / Outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	134	136

(1)
As of December 31, 2018, our consolidated office portfolio consisted of 54 properties (exclusive of one 487,000 square foot property that was taken out of service for redevelopment on January 1, 2018, Two Pierce Place in Itasca, IL), whereas it consisted of 67 properties at December 31, 2017. During the first quarter of 2018, the Company sold a 14-property portfolio consisting of 2.6 million square feet (additional details about which can be found on page 36), and we acquired 501 West Church Street, a 182,000 square foot office building located in Orlando, FL. There were no acquisitions or dispositions of office properties completed during the second and third quarters of 2018. During the fourth quarter of 2018, the Company acquired 9320 Excelsior Boulevard, a 268,000 square foot office building located in Hopkins, MN, and 25 Burlington Mall Road, a 288,000 square foot office building located in Burlington, MA, and we sold 800 North Brand Boulevard, a 527,000 square foot office building located in Glendale, CA.

(2)
Calculated as square footage associated with commenced leases plus square footage associated with executed but uncommenced leases for vacant spaces, divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and, since January 1, 2018, it has excluded one out of service property. Please refer to page 26 for additional analyses regarding Piedmont's leased percentage.

(3)	Reflects common stock closing price, shares outstanding and outstanding debt as of the end of the reporting period, as appropriate.
(4)	Total of the regular dividends per share declared over the prior four quarters.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
5565 Glenridge Connector, Suite 450
Atlanta, Georgia 30342
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	C. Brent Smith	Robert E. Bowers	Edward H. Guilbert, III
Chief Executive Officer and	President, Chief Investment Officer, and	Chief Financial and Administrative Officer and	Senior Vice President, Finance and
Director	Executive Vice President, Northeast Region	Executive Vice President	Treasurer - Investor Relations Contact

Christopher A. Kollme	Laura P. Moon	Joseph H. Pangburn	Thomas R. Prescott
Executive Vice President,	Chief Accounting Officer and	Executive Vice President,	Executive Vice President,
Finance & Strategy	Senior Vice President	Southwest Region	Midwest Region

Carroll A. Reddic, IV	George Wells	Robert K. Wiberg
Executive Vice President,	Executive Vice President,	Executive Vice President,
Real Estate Operations and Assistant	Southeast Region	Mid-Atlantic Region and
Secretary		Head of Development

Board of Directors

Frank C. McDowell	Dale H. Taysom	Kelly H. Barrett	Wesley E. Cantrell
Director, Chairman of the	Director, Vice Chairman of the	Director and Member of the Audit and	Director, Chairman of the Governance
Board of Directors and Chairman	Board of Directors, and Member of the	Governance Committees	Committee, and Member of the
of the Compensation Committee	Audit and Capital Committees		Compensation Committee

Barbara B. Lang	Donald A. Miller, CFA	Raymond G. Milnes, Jr.	Jeffery L. Swope
Director and Member of the Compensation	Chief Executive Officer and	Director, Chairman of the Audit	Director, Chairman of the Capital
and Governance Committees	Director	Committee, and Member of the	Committee, and Member of the
		Capital Committee	Compensation Committee

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of December 31, 2018

Financial Results (1)

Net income attributable to Piedmont for the quarter ended December 31, 2018 was $45.4 million, or $0.35 per share (diluted), compared to $(31.4) million, or $(0.21) per share (diluted), for the same quarter in 2017. Net income attributable to Piedmont for the twelve months ended December 31, 2018 was $130.3 million, or $1.00 per share (diluted), compared to $133.6 million, or $0.92 per share (diluted), for the same period in 2017. The increase in net income attributable to Piedmont for the three months ended December 31, 2018 when compared to the same period in 2017 was principally due to gains and losses recorded on asset sales during the respective periods. During the fourth quarter of 2017, the Company accrued impairment losses related to certain properties in the multiple property disposition that closed during the first quarter of 2018, and, in the fourth quarter of 2018, it recognized a large gain on the sale of an asset.

Funds from operations (FFO) for the quarter ended December 31, 2018 was $57.9 million, or $0.45 per share (diluted), compared to $60.9 million, or $0.42 per share (diluted), for the same quarter in 2017. FFO for the twelve months ended December 31, 2018 was $225.0 million, or $1.72 per share (diluted), compared to $254.4 million, or $1.75 per share (diluted), for the same period in 2017. The decrease in dollar amount of FFO for the three months and the twelve months ended December 31, 2018 when compared to the same periods in 2017 was primarily attributable to net disposition activity completed since the beginning of 2017 amounting to approximately $800 million of properties, including the sales of Two Independence Square in Washington, D.C., in July 2017, a 14-property portfolio in January 2018, and 800 North Brand Boulevard in Glendale, CA, in November 2018. In addition to the explanations provided above, the per share results for 2018 were positively influenced by the amount of shares of Company stock repurchased through Piedmont's board-approved stock repurchase program during the year, amounting to approximately 16.5 million shares, or about $302 million, of repurchases.

Core funds from operations (Core FFO) for the quarter ended December 31, 2018 was $57.9 million, or $0.45 per share (diluted), compared to $60.9 million, or $0.42 per share (diluted), for the same quarter in 2017. Core FFO for the twelve months ended December 31, 2018 was $226.6 million, or $1.73 per share (diluted), compared to $254.4 million, or $1.75 per share (diluted), for the same period in 2017. The decrease in dollar amount of Core FFO for the three months and the twelve months ended December 31, 2018 when compared to the same periods in 2017 was primarily attributable to the net disposition activity described above for changes in FFO. The per share results for 2018 were positively influenced by the Company's share repurchase activity described above for changes in FFO per share.

Adjusted funds from operations (AFFO) for the quarter ended December 31, 2018 was $40.7 million, compared to $42.9 million for the same quarter in 2017. AFFO for the twelve months ended December 31, 2018 was $171.5 million, compared to $200.3 million for the same period in 2017. The decrease in AFFO for the three months and the twelve months ended December 31, 2018 when compared to the same periods in 2017 was primarily due to the net disposition activity described above for changes in FFO and Core FFO.

Operations and Leasing

Within its portfolio, Piedmont has 54 office properties located primarily in eight major office markets in the eastern portion of the United States and one redevelopment property. The Company's redevelopment property is Two Pierce Place, an approximately 487,000 square foot office property located in the Chicago market. Due to its redevelopment status, this property is excluded from Piedmont's in-service operating portfolio for the purposes of statistical reporting throughout this supplemental report. For additional information regarding this redevelopment project, please refer to page 37 of this report.

On a square footage leased basis, our total in-service office portfolio was 93.3% leased as of December 31, 2018, as compared to 89.7% at December 31, 2017. Please refer to page 26 for additional leased percentage information.

The weighted average remaining lease term of our in-service portfolio was 6.6 years(2) as of December 31, 2018 as compared to 6.5 years at December 31, 2017. Our weighted average adjusted Annualized Lease Revenue(3) per square foot for our in service portfolio was $35.83 as of December 31, 2018.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 38 for definitions of these non-GAAP financial measures, and pages 14 and 40 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of December 31, 2018) is weighted based on Annualized Lease Revenue, as defined on page 38.

(3)
Annualized Lease Revenue is adjusted for buildings at which tenants pay operating expenses directly to include such operating expenses as if they were paid by the Company and reimbursed by the tenants as under a typical net lease structure, thereby reflecting the true gross rental rate for those buildings.

During the three months ended December 31, 2018, the Company completed approximately 256,000 square feet of total leasing. Of the total leasing activity completed during the quarter, we signed new tenant leases for approximately 100,000 square feet. During the twelve months ended December 31, 2018, we completed approximately 1,634,000 square feet of leasing for our consolidated office properties, including approximately 864,000 square feet of new tenant leases. The average committed capital for tenant improvements and leasing commissions per square foot per year of lease term for all leasing activity completed during the twelve months ended December 31, 2018 (net of commitment expirations during the period) was $5.64 (see page 32).

During the three months ended December 31, 2018, we executed six leases greater than 10,000 square feet at our consolidated office properties. Information on those leases is set forth below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Bipartisan Policy Center	1225 Eye Street	Washington, DC	38,092	2033	Renewal
Schlumberger Technology Corporation	1430 Enclave Parkway	Houston, TX	28,271	2028	Expansion
Utilities, Inc.	500 West Monroe Street	Chicago, IL	26,975	2034	New
JPMorgan Chase Bank, N.A.	CNL Center I	Orlando, FL	26,372	2025	Renewal / Expansion
HERE North America, LLC	5 & 15 Wayside Road	Burlington, MA	22,900	2024	Renewal
NNR Global Logistics USA Inc.	Two Pierce Place	Itasca, IL	10,247	2030	New

At the end of the fourth quarter of 2018, there were two tenants whose leases individually contributed greater than 1% in Annualized Lease Revenue expiring during the eighteen month period following December 31, 2018. Information regarding the leasing status of the spaces associated with these tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration	Current Leasing Status
State of New York	60 Broad Street	New York, NY	480,708	5.1%	Q1 2019	The Company is in advanced stages of the lease renewal process with the tenant. Progress continues to be made and the anticipated outcome is a lease renewal with a modest square footage contraction.
City of New York	60 Broad Street	New York, NY	313,022	2.1%	Q2 2020	The Company is in advanced discussions with the tenant regarding a long-term lease renewal.

Future Lease Commencements and Abatements

As of December 31, 2018, our overall leased percentage was 93.3% and our economic leased percentage was 86.8%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1)
leases which have been contractually entered into for currently vacant spaces but have not yet commenced (amounting to 465,133 square feet of leases as of December 31, 2018, or 2.8% of the portfolio); and

2)	leases which have commenced but are within rental abatement periods (amounting to 666,791 square feet of leases as of December 31, 2018, or a 3.7% impact to leased percentage on an economic basis).

The gap between reported leased percentage and economic leased percentage will fluctuate over time as (1) new leases are signed for vacant spaces (with the gap this quarter being heavily influenced by the Transocean lease for 301,000 square feet of vacant space at Enclave Place in Houston, TX, attributable for 1.9% of the 6.5% gap), (2) abatements associated with existing or newly executed leases commence and expire (see page 7 for more detail on existing large leases with abatements), and/or (3) properties are bought and sold. Consequently, the absolute level of economic leased percentage and its growth over time are the primary management metrics and not the spread between reported and economic leased percentages at any one point in time. As additional leasing is completed for vacant space and the overall portfolio leased percentage increases, the economic leased percentage will naturally follow as new leases commence and any related abatement periods expire. Since the beginning of 2014, the reported leased percentage has increased 6.6% and the economic leased percentage has increased 12.8%.

Piedmont has leases with many large corporate office space users. The average size of lease in the Company's portfolio is approximately 19,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
Transocean Offshore Deepwater Drilling, Inc.	Enclave Place	Houston, TX	300,906	Vacant	Q3 2019 (1)	New
salesforce.com (formerly Demandware, Inc.)	5 Wall Street	Burlington, MA	127,408	Not Vacant	Q4 2019 (75,495 SF) Q3 2021 (51,913 SF)	New
Schlumberger Technology Corporation	1430 Enclave Parkway	Houston, TX	91,416	Not Vacant	Q1 2019 (63,145 SF) Q2 2019 (28,271 SF)	New (2)
Gartner, Inc.	6011 Connection Drive	Irving, TX	53,952	Vacant	Q2 2019 (27,198 SF)(3) Q3 2019 (26,754 SF)	New

New leases frequently provide rental abatement concessions to tenants and these abatements typically occur at the beginning of the leases. The currently reported cash net operating income and AFFO understate the Company's long-term cash generation ability from existing signed leases due to several leases being in abatement periods. Presented below are two schedules related to abatements. The first is a schedule of leases with abatements of 50,000 square feet or greater that expired during the fourth quarter of 2018, and the second is a schedule of leases with abatements of 50,000 square feet or greater that are either currently under abatement or will be so within the next twelve months.

Abatements Expired During Quarter

Tenant	Property	Property Location	Abated Square Feet	Lease Commencement Date	Remaining Abatement Schedule	Lease Expiration
Norris, McLaughlin & Marcus	400 Bridgewater Crossing	Bridgewater, NJ	61,642	Q4 2016	October through December 2018	Q4 2029

Current / Future Abatements

Tenant	Property	Property Location	Abated Square Feet	Lease Commencement Date	Remaining Abatement Schedule	Lease Expiration
International Food Policy Research Institute	1201 Eye Street	Washington, DC	101,937	Q2 2017	May 2018 through April 2019	Q2 2029
United States of America (Social Security Administration Commissioner)	One Independence Square	Washington, DC	52,720	Q2 2018	June 2018 through June 2019 (4)	Q2 2028
Gartner, Inc.	6011 Connection Drive	Irving, TX	98,134 (5)	Q3 2018	September 2018 through April 2019 (98,134 square feet); May and June 2019 (125,332 square feet)	Q2 2034
Holland & Knight, LLP	SunTrust Center	Orlando, FL	50,655	Q4 2018 (6)	December 2018 through February 2019	Q1 2024
Schlumberger Technology Corporation	1430 Enclave Parkway	Houston, TX	225,726 (5)	Q1 2019 (7)	January through May 2019 (225,726 square feet); June 2019 (253,997 square feet)	Q4 2028
District of Columbia (Department of Disability Services)	One Independence Square	Washington, DC	101,982	Q2 2016	Months of June 2019, June 2020	Q1 2028
Transocean Offshore Deepwater Drilling, Inc.	Enclave Place	Houston, TX	300,906	Q3 2019 (1)	July 2019 through April 2021 (8)	Q2 2036
Norris, McLaughlin & Marcus	400 Bridgewater Crossing	Bridgewater, NJ	61,642	Q4 2016	November and December 2019	Q4 2029

(1)
The lease is scheduled to commence in Q3 2019. GAAP revenue recognition is anticipated to commence in Q4 2019, conditional upon the substantial completion of the tenant's improvements to the space. The rental abatement period is fixed and will not vary based upon the timing of GAAP revenue recognition.

(2)
During 2018, Schlumberger signed a total of 253,997 square feet of leasing (consisting of a renewal and an expansion) at 1430 Enclave Parkway. The expansion component is comprised of 91,416 square feet, 63,145 square feet of which Schlumberger subleases from Technip. Schlumberger's direct lease for the space that it currently subleases will commence on January 1, 2019, immediately following the expiration of Technip's lease. The remaining portion of the expansion, comprised of 28,271 square feet, is estimated to commence on June 1, 2019.

(3)
The commencement of the Gartner lease is occurring in three phases. The first phase of 98,134 square feet commenced during the third quarter of 2018. The remaining two phases presented in this table have not yet commenced. The first phase of 98,134 square feet is receiving ten months of rental abatements and the second phase consisting of 27,198 square feet will receive two months of rental abatements. The third phase will not receive any rental abatements.

(4)	The rental abatement commenced on June 19, 2018 and will continue for a period of one year.
(5)	The amount of square feet under abatement varies over time; see additional detail under the column entitled Remaining Abatement Schedule.
(6)	Represents the commencement date of the renewal term.
(7)	Represents the commencement date of the renewal term and 63,145 square feet of expansion. An additional expansion of 28,271 square feet will occur in Q2 2019.
(8)
The tenant's existing lease at another building in Houston terminates in 2021. The tenant desired to have access to its new space at Enclave Place on an accelerated basis without duplicative rental charges. Piedmont was able to negotiate into the lease other economic and credit-supporting terms as a result of this longer potential free rent period.

Financing and Capital Activity

Among Piedmont's stated strategic objectives is to harvest capital through the disposition of non-core assets and assets in which the Company believes full value has been reached and to use the sale proceeds to:

•
invest in real estate assets with higher overall return prospects and/or strategic merits in one of our identified operating markets where we have a significant operating presence with a competitive advantage and that otherwise meet our strategic criteria;

•	reduce leverage levels by repaying outstanding debt; and/or

•	repurchase Company stock when it is believed to be trading at a significant discount to NAV.
Information on the Company's recent accomplishments in furtherance of its strategic objectives is presented below.

Dispositions
On November 29, 2018, Piedmont completed the sale of 800 North Brand Boulevard, a 21-story, 90% leased, 527,000 square foot office building located in Glendale, CA, for $160.0 million, or $303 per square foot. The Company recorded a $30.4 million gain on the sale of the asset. The transaction allowed Piedmont to:

•	reduce the number of projects owned outside of its eight strategic operating markets to two; and

•	dispose of its last remaining West Coast property.
The two remaining projects that Piedmont owns outside of its eight strategic markets currently have a combined leased percentage of 100% and a weighted average lease term remaining of over 13 years.

On December 21, 2018, Piedmont entered into a binding contract to sell One Independence Square, a nine-story, 94% leased, 334,000 square foot office building located in Washington, DC. The sale price is $170.0 million, or approximately $508 per square foot. The sale is expected to close during the first quarter of 2019 (subject to customary closing conditions) and will allow the Company to reduce its exposure to the non-strategic Southwest submarket in Washington, DC.

Acquisitions
On October 25, 2018, Piedmont completed the purchase of 9320 Excelsior Boulevard, a 268,000 square foot, 100% leased, seven-story, Class AA office building with a three-level parking structure (offering 4.6 spaces per 1,000 square feet of space), located in Hopkins, MN, for $48.7 million, or approximately $182 per square foot. The 2010-vintage building is currently leased and occupied by an investment-grade tenant through 2023; however, the investment offers upside potential as the sole tenant desires to rationalize its space usage, although it has no contractual rights to do so. This situation provides Piedmont with time to consider various restructuring alternatives to find a solution that will work for both the Company and the tenant and which will provide a compelling risk-adjusted return for investors. The property is situated within a large-scale, highly amenitized office development at the northeast corner of Highway 169 and Excelsior Boulevard, between the prominent suburbs of Minnetonka and Edina, with easy accessibility to Interstates 394 and 494, offering excellent connectivity to the entire Minneapolis metropolitan area. The asset complements the Company's existing Minneapolis portfolio in terms of physical quality and location, allowing both marketing and operating synergies. The acquisition was completed at an estimated discount to replacement cost of almost 50%.

On December 12, 2018, Piedmont completed the purchase of 25 Burlington Mall Road, a 288,000 square foot, 89% leased, six-story, Class A office building located in Burlington, MA, for $74.0 million, or approximately $257 per square foot. The property is situated adjacent to Route 128 / Interstate 95, allowing easy access by commuters, and it is centrally located within the submarket, affording tenants quick access to the area's deep amenity base, which includes over 800,000 square feet of upscale dining, retail and entertainment within one mile, along with a multitude of hotel and housing options. The acquisition, which increases the Company's Class A submarket share to nearly 40%, will allow Piedmont to capture additional marketing and operating synergies. With a floorplate better suited for small- to medium-sized tenants, the asset complements Piedmont's existing holdings in Burlington, allowing the Company to present prospective tenants with a full spectrum of space offerings in the market. The acquisition was completed at an estimated discount to replacement cost of approximately 40%.

In summary, during the fourth quarter of 2018, the Company sold one asset for $160 million, and it used the proceeds to buy two assets in its strategic operating markets for a combined approximately $123 million, as well as pay down debt and repurchase stock. During the year ended December 31, 2018, Piedmont sold 15 properties for approximately $590 million and it purchased three properties in close proximity to existing assets in its strategic operating markets for nearly $151 million; the remaining net sales proceeds were used to repurchase approximately $302 million of Company stock, to reduce debt by nearly $40 million and to fund capital projects within the portfolio.

For additional information on acquisitions and dispositions completed over the previous eighteen months, please refer to page 36.

Development / Redevelopment
The Company had no ground-up developments underway as of December 31, 2018.

During the fourth quarter of 2018, the Company substantially completed a $14 million redevelopment at Two Pierce Place in Itasca, IL. The project included a renovation of the property's lobby and exterior plaza, an elevator modernization, the enhancement and addition of building amenities, and the acquisition and improvement of additional land to increase the building's parking ratio.

During the fourth quarter of 2018, Piedmont commenced an approximately $8.5 million project to add a tenant-only amenity center at US Bancorp Center in Minneapolis, MN. The amenity center, with approximately 24-foot ceilings and large-windowed views of the downtown skyline, is being constructed on the thirty-first floor of the building in former mechanical system space and will provide tenants a full fitness center, a tenant lounge and conference rooms.

Additional detail on the Company's developable land parcels, all of which are located adjacent to existing Piedmont properties, as well as information on its redevelopment project, can be found on page 37.

Finance
As of December 31, 2018, our ratio of total debt to total gross assets was 36.2%. This debt ratio is based on total principal amount outstanding for our various loans at December 31, 2018.

As of December 31, 2018, our average net debt to Core EBITDA ratio was 5.8 x, and the same measure at December 31, 2017 was 5.6 x.
Stock Repurchase Program
During the fourth quarter of 2018, the Company repurchased approximately 2.2 million shares of common stock under its share repurchase program at an average price of $17.13 per share, or approximately $36.9 million (before the consideration of transaction costs). Since the stock repurchase program began in December 2011, the Company has repurchased approximately 48.0 million shares at an average price of $17.71 per share, or approximately $849.5 million in aggregate (before the consideration of transaction costs). As of quarter end, Board-approved capacity remaining for additional repurchases totaled approximately $86.6 million under the stock repurchase plan. Repurchases of stock under the program will be made at the Company's discretion and will depend on market conditions, other investment opportunities and other factors that the Company deems relevant.

Dividend
On October 30, 2018, the Board of Directors of Piedmont declared a dividend for the fourth quarter of 2018 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on November 30, 2018. The dividend was paid on January 3, 2019. The Company's dividend payout percentage (for dividends declared) for the twelve months ended December 31, 2018 was 48% of Core FFO and 64% of AFFO.

Subsequent Events

On February 5, 2019, the Board of Directors of Piedmont declared a dividend for the first quarter of 2019 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on February 28, 2019. The dividend is expected to be paid on March 15, 2019.

Guidance for 2019

The following financial guidance for calendar year 2019 is based upon management's expectations at this time, including the anticipated sale of One Independence Square in Washington, DC; this financial guidance, however, does not include the potential effects of any additional acquisition or disposition activity.

	Low		High

Net Income	$79 million	to	$83 million
Add:
Depreciation	110 million	to	114 million
Amortization	58 million	to	60 million
Less:
Gain on Sale of Real Estate Assets	(28) million	to	(30) million
NAREIT Funds from Operations and Core Funds from Operations applicable to Common Stock	$219 million		$227 million
NAREIT Funds from Operations and Core Funds from Operations per diluted share	$1.74	to	$1.80

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, abatement periods, repairs and maintenance, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expenses, and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Assets:
Real estate, at cost:
Land assets	$507,422	$493,433	$493,432	$493,432	$490,625
Buildings and improvements	3,077,189	2,980,752	2,964,453	2,960,168	2,927,289
Buildings and improvements, accumulated depreciation	(772,093)	(749,699)	(725,635)	(708,027)	(683,770)
Intangible lease asset	165,067	149,795	150,205	158,338	176,950
Intangible lease asset, accumulated amortization	(87,391)	(84,268)	(79,934)	(83,063)	(99,145)
Construction in progress	15,848	22,561	17,753	15,171	11,344
Real estate assets held for sale, gross	159,005	331,378	331,236	330,387	832,001
Real estate assets held for sale, accumulated depreciation & amortization	(48,453)	(107,957)	(106,057)	(103,733)	(270,552)
Total real estate assets	3,016,594	3,035,995	3,045,453	3,062,673	3,384,742
Investments in and amounts due from unconsolidated joint ventures	—	—	—	10	10
Cash and cash equivalents	4,571	6,807	8,944	6,729	7,382
Tenant receivables, net of allowance for doubtful accounts	10,800	10,522	9,323	12,040	12,139
Straight line rent receivable	162,589	158,380	154,297	149,304	144,469
Notes receivable	—	3,200	3,200	3,200	—
Escrow deposits and restricted cash	1,463	1,374	1,415	1,464	1,373
Prepaid expenses and other assets	25,356	31,012	27,565	23,361	20,778
Goodwill	98,918	98,918	98,918	98,918	98,918
Interest rate swap	1,199	4,069	2,679	725	688
Deferred lease costs, gross	433,759	413,593	401,833	404,967	425,295
Deferred lease costs, accumulated amortization	(183,611)	(175,194)	(165,115)	(163,924)	(180,120)
Other assets held for sale, gross	23,237	39,797	39,619	40,318	104,462
Other assets held for sale, accumulated amortization	(2,446)	(4,583)	(4,141)	(4,095)	(20,169)
Total assets	$3,592,429	$3,623,890	$3,623,990	$3,635,690	$3,999,967
Liabilities:
Unsecured debt, net of discount	$1,495,121	$1,524,618	$1,529,856	$1,498,339	$1,535,311
Secured debt	190,351	190,753	190,990	191,305	191,616
Accounts payable, accrued expenses, and accrued capital expenditures	129,491	109,087	94,215	83,786	216,653
Deferred income	28,779	27,450	25,532	29,751	29,582
Intangible lease liabilities, less accumulated amortization	35,708	37,986	40,341	42,699	38,458
Interest rate swaps	839	—	—	222	1,478
Other liabilities held for sale	—	—	—	—	380
Total liabilities	$1,880,289	$1,889,894	$1,880,934	$1,846,102	$2,013,478
Stockholders' equity:
Common stock	1,262	1,284	1,284	1,300	1,424
Additional paid in capital	3,683,186	3,682,209	3,681,127	3,680,241	3,677,360
Cumulative distributions in excess of earnings	(1,982,542)	(1,964,135)	(1,953,291)	(1,904,404)	(1,702,281)
Other comprehensive loss	8,462	12,851	12,141	10,639	8,164
Piedmont stockholders' equity	1,710,368	1,732,209	1,741,261	1,787,776	1,984,667
Non-controlling interest	1,772	1,787	1,795	1,812	1,822
Total stockholders' equity	1,712,140	1,733,996	1,743,056	1,789,588	1,986,489
Total liabilities, redeemable common stock and stockholders' equity	$3,592,429	$3,623,890	$3,623,990	$3,635,690	$3,999,967
Common stock outstanding at end of period	126,219	128,371	128,371	130,025	142,359

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Revenues:
Rental income	$107,387	$101,348	$101,478	$101,454	$109,726
Tenant reimbursements	24,532	23,170	22,047	22,994	24,764
Property management fee revenue	391	368	382	309	356
Other property related income	4,875	4,822	5,267	5,143	4,598
	137,185	129,708	129,174	129,900	139,444
Expenses:
Property operating costs	55,163	49,679	52,637	51,859	55,806
Depreciation	26,844	26,852	27,115	27,145	28,461
Amortization	16,477	14,840	15,245	16,733	17,515
Impairment loss on real estate assets (1)	—	—	—	—	46,461
General and administrative	8,226	6,677	8,258	6,552	7,451
	106,710	98,048	103,255	102,289	155,694
Real estate operating income	30,475	31,660	25,919	27,611	(16,250)
Other income / (expense):
Interest expense	(15,729)	(15,849)	(15,687)	(13,758)	(15,463)
Other income / (expense)	158	303	731	446	429
Equity in income / (loss) of unconsolidated joint ventures	—	—	—	—	(27)
Gain / (loss) on extinguishment of debt	—	—	—	(1,680)	—
	(15,571)	(15,546)	(14,956)	(14,992)	(15,061)
Income from continuing operations	14,904	16,114	10,963	12,619	(31,311)
Discontinued operations:
Operating income, excluding impairment loss	—	—	—	—	—
Gain / (loss) on sale of properties	—	—	—	—	—
Income / (loss) from discontinued operations	—	—	—	—	—
Gain / (loss) on sale of real estate (1) (2)	30,505	—	(23)	45,209	(77)
Net income	45,409	16,114	10,940	57,828	(31,388)
Less: Net (income) / loss attributable to noncontrolling interest	1	—	2	2	5
Net income attributable to Piedmont	$45,410	$16,114	$10,942	$57,830	$(31,383)
Weighted average common shares outstanding - diluted	128,811	128,819	128,701	136,183	144,503
Net income per share available to common stockholders - diluted	$0.35	$0.13	$0.09	$0.42	$(0.21)
Common stock outstanding at end of period	126,219	128,371	128,371	130,025	142,359

(1)
The impairment loss on real estate assets recorded in the fourth quarter of 2017 was related to certain properties within the 14-property portfolio disposition that closed at the beginning of 2018. Accounting standards require that any anticipated loss from an asset sale be recorded as an impairment charge when the likelihood of a sale becomes probable. Conversely, any gain on the sale of an asset is not recorded until the sale transaction closes. Therefore, during the fourth quarter of 2017, Piedmont recorded impairment losses associated with the 14-property portfolio disposition totaling $46.5 million; however, it recorded a nearly equal amount of gains relating to other properties within the same transaction totaling $45.2 million during the first quarter of 2018.

(2)
The gain on sale of real estate reflected in the fourth quarter of 2018 was primarily related to the sale of 800 North Brand Boulevard in Glendale, CA, on which the Company recorded a $30.4 million gain.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Twelve Months Ended
	12/31/2018	12/31/2017	Change ($)	Change (%)	12/31/2018	12/31/2017	Change ($)	Change (%)
Revenues:
Rental income	$107,387	$109,726	$(2,339)	(2.1)%	$411,667	$455,125	$(43,458)	(9.5)%
Tenant reimbursements	24,532	24,764	(232)	(0.9)%	92,743	98,139	(5,396)	(5.5)%
Property management fee revenue	391	356	35	9.8%	1,450	1,735	(285)	(16.4)%
Other property related income	4,875	4,598	277	6.0%	20,107	19,174	933	4.9%
	137,185	139,444	(2,259)	(1.6)%	525,967	574,173	(48,206)	(8.4)%
Expenses:
Property operating costs	55,163	55,806	643	1.2%	209,338	222,441	13,103	5.9%
Depreciation	26,844	28,461	1,617	5.7%	107,956	119,288	11,332	9.5%
Amortization	16,477	17,515	1,038	5.9%	63,295	75,367	12,072	16.0%
Impairment loss on real estate assets (1)	—	46,461	46,461	100.0%	—	46,461	46,461	100.0%
General and administrative	8,226	7,451	(775)	(10.4)%	29,713	29,319	(394)	(1.3)%
	106,710	155,694	48,984	31.5%	410,302	492,876	82,574	16.8%
Real estate operating income	30,475	(16,250)	46,725	287.5%	115,665	81,297	34,368	42.3%
Other income / (expense):
Interest expense	(15,729)	(15,463)	(266)	(1.7)%	(61,023)	(68,124)	7,101	10.4%
Other income / (expense)	158	429	(271)	(63.2)%	1,638	657	981	149.3%
Equity in income / (loss) of unconsolidated joint ventures	—	(27)	27	100.0%	—	3,845	(3,845)	(100.0)%
Gain / (loss) on extinguishment of debt	—	—	—		(1,680)	—	(1,680)	(100.0)%
	(15,571)	(15,061)	(510)	(3.4)%	(61,065)	(63,622)	2,557	4.0%
Income from continuing operations	14,904	(31,311)	46,215	147.6%	54,600	17,675	36,925	208.9%
Discontinued operations:
Operating income, excluding impairment loss	—	—	—		—	—	—
Gain / (loss) on sale of properties	—	—	—		—	—	—
Income / (loss) from discontinued operations	—	—	—		—	—	—
Gain / (loss) on sale of real estate (2)	30,505	(77)	30,582	39,716.9%	75,691	115,874	(40,183)	(34.7)%
Net income	45,409	(31,388)	76,797	244.7%	130,291	133,549	(3,258)	(2.4)%
Less: Net (income) / loss attributable to noncontrolling interest	1	5	(4)	(80.0)%	5	15	(10)	(66.7)%
Net income attributable to Piedmont	$45,410	$(31,383)	$76,793	244.7%	$130,296	$133,564	$(3,268)	(2.4)%
Weighted average common shares outstanding - diluted	128,811	144,503			130,636	145,380
Net income per share available to common stockholders - diluted	$0.35	$(0.21)			$1.00	$0.92
Common stock outstanding at end of period	126,219	142,359			126,219	142,359

(1)
The impairment loss on real estate assets for the three months and the twelve months ended December 31, 2017 was related to certain properties within the 14-property portfolio disposition that closed at the beginning of 2018. Accounting standards require that any anticipated loss from an asset sale be recorded as an impairment charge when the likelihood of a sale becomes probable. Conversely, any gain on the sale of an asset is not recorded until the sale transaction closes. Therefore, during the fourth quarter of 2017, Piedmont recorded impairment losses associated with the 14-property portfolio disposition totaling $46.5 million; however, it recorded a nearly equal amount of gains relating to other properties within the same transaction totaling $45.2 million during the first quarter of 2018.

(2)
The gain on sale of real estate for the three months ended December 31, 2018 was primarily related to the sale of 800 North Brand Boulevard in Glendale, CA, on which the company recorded a $30.4 million gain. The gain on sale of real estate for the twelve months ended December 31, 2018 was primarily related to the aforementioned sale of 800 North Brand Boulevard, along with a total of $45.2 million in gains related to certain assets within the 14-property portfolio sale that closed at the beginning of 2018. The gain on sale of real estate for the twelve months ended December 31, 2017 was primarily related to the sale of Two Independence Square in Washington, DC, on which the Company recorded a $109.5 million gain.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Earnings Before Interest, Taxes, Depreciation, and Amortization for real estate (EBITDAre), Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 38 and reconciliations are provided beginning on page 40.

	Three Months Ended
Selected Operating Data	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017

Percent leased (1)	93.3%	93.2%	90.6%	91.3%	89.7%
Percent leased - economic (1) (2)	86.8%	86.6%	85.7%	85.9%	82.1%
Rental income	$107,387	$101,348	$101,478	$101,454	$109,726
Total revenues	$137,185	$129,708	$129,174	$129,900	$139,444
Total operating expenses	$106,710	$98,048	$103,255	$102,289	$155,694
Core EBITDA	$73,932	$73,635	$68,986	$71,912	$76,509
Core FFO applicable to common stock	$57,949	$57,610	$53,088	$57,986	$60,896
Core FFO per share - diluted	$0.45	$0.45	$0.41	$0.43	$0.42
AFFO applicable to common stock	$40,725	$45,505	$39,388	$45,840	$42,948
Gross regular dividends (3)	$26,946	$26,958	$26,950	$28,284	$30,276
Regular dividends per share (3)	$0.21	$0.21	$0.21	$0.21	$0.21
Gross special dividends (3) (4)	$0	$0	$0	$0	$71,367
Special dividends per share (3) (4)	NA	NA	NA	NA	$0.50
Selected Balance Sheet Data
Total real estate assets, net	$3,016,594	$3,035,995	$3,045,453	$3,062,673	$3,384,742
Total assets	$3,592,429	$3,623,890	$3,623,990	$3,635,690	$3,999,967
Total liabilities	$1,880,289	$1,889,894	$1,880,934	$1,846,102	$2,013,478
Ratios & Information for Debt Holders
Core EBITDA margin (5)	53.9%	56.8%	53.4%	55.4%	54.9%
Fixed charge coverage ratio (6)	4.5 x	4.5 x	4.2 x	5.1 x	4.9 x
Average net debt to Core EBITDA (7)	5.8 x	5.8 x	6.2 x	5.4 x	5.6 x
Total gross real estate assets	$3,924,531	$3,977,919	$3,957,079	$3,957,496	$4,438,209
Net debt (8)	$1,688,672	$1,716,852	$1,717,836	$1,689,241	$1,724,915

(1)	Please refer to page 26 for additional leased percentage information.
(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements). Due to variations in rental abatement structures whereby some abatements are provided for the first few months of each lease year as opposed to being provided entirely at the beginning of the lease, there will be variability to the economic leased percentage over time as abatements commence and expire. Please see the Future Lease Commencements and Abatements section of Financial Highlights for details on near-term abatements for large leases.

(3)	Dividends are reflected in the quarter in which they were declared.
(4)
On December 13, 2017, the Board of Directors of Piedmont declared a special dividend in the amount of $0.50 per common share outstanding to stockholders of record as of the close of business on December 26, 2017 as a result of taxable gains realized on property sales occurring during 2017.

(5)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(6)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during any of the periods presented; the Company had capitalized interest of $526,032 for the quarter ended December 31, 2018, $374,868 for the quarter ended September 30, 2018, $346,488 for the quarter ended June 30, 2018, $106,873 for the quarter ended March 31, 2018, and $37,908 for the quarter ended December 31, 2017; the Company had principal amortization of $327,313 for the quarter ended December 31, 2018, $161,405 for the quarter ended September 30, 2018, $239,331 for the quarter ended June 30, 2018, $236,041 for the quarter ended March 31, 2018, and $232,796 for the quarter ended December 31, 2017.

(7)
For the purposes of this calculation, we annualize the period's Core EBITDA and use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(8)	Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Twelve Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017

GAAP net income applicable to common stock	$45,410	$(31,383)	$130,296	$133,564
Depreciation (1) (2)	26,582	28,242	107,113	118,577
Amortization (1)	16,462	17,499	63,235	75,327
Impairment loss (1)	—	46,461	—	46,461
Loss / (gain) on sale of properties (1)	(30,505)	77	(75,691)	(119,557)
NAREIT funds from operations applicable to common stock	57,949	60,896	224,953	254,372
Adjustments:
Acquisition costs	—	—	—	6
Loss / (gain) on extinguishment of debt	—	—	1,680	—
Core funds from operations applicable to common stock	57,949	60,896	226,633	254,378
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	522	604	2,083	2,496
Depreciation of non real estate assets	255	212	813	809
Straight-line effects of lease revenue (1)	(2,491)	(5,553)	(13,980)	(21,492)
Stock-based and other non-cash compensation expense	3,066	1,937	7,528	6,139
Amortization of lease-related intangibles (1)	(1,979)	(1,685)	(7,615)	(6,575)
Acquisition costs	—	—	—	(6)
Non-incremental capital expenditures (3)	(16,597)	(13,463)	(44,004)	(35,437)
Adjusted funds from operations applicable to common stock	$40,725	$42,948	$171,458	$200,312

Weighted average common shares outstanding - diluted	128,811	144,503	130,636	145,380

Funds from operations per share (diluted)	$0.45	$0.42	$1.72	$1.75
Core funds from operations per share (diluted)	$0.45	$0.42	$1.73	$1.75

Common stock outstanding at end of period	126,219	142,359	126,219	142,359

(1)	Includes our proportionate share of amounts attributable to consolidated properties and unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 38.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
Net income attributable to Piedmont	$45,410	$(31,383)	$130,296	$133,564
Net income / (loss) attributable to noncontrolling interest	(1)	(5)	(5)	(15)
Interest expense (1)	15,729	15,463	61,023	68,124
Depreciation (1)	26,837	28,454	107,927	119,386
Amortization (1)	16,462	17,499	63,235	75,327
Impairment loss (1)	—	46,461	—	46,461
Loss / (gain) on sale of properties (1)	(30,505)	77	(75,691)	(119,557)
EBITDAre	73,932	76,566	286,785	323,290
(Gain) / loss on extinguishment of debt	—	—	1,680	—
Acquisition costs	—	—	—	6
Net (recoveries) / loss from casualty events (1)	—	(57)	—	—
Core EBITDA	73,932	76,509	288,465	323,296
General & administrative expenses (1)	8,226	7,466	29,713	29,374
Management fee revenue (2)	(181)	(161)	(712)	(922)
Other (income) / expense (1) (3)	57	(156)	(418)	(303)
Straight-line effects of lease revenue (1)	(2,491)	(5,553)	(13,980)	(21,492)
Amortization of lease-related intangibles (1)	(1,979)	(1,685)	(7,615)	(6,575)
Property net operating income (cash basis)	77,564	76,420	295,453	323,378

Deduct net operating (income) / loss from:
Acquisitions (4)	(2,178)	(23)	(4,718)	(23)
Dispositions (5)	(4,774)	(9,859)	(13,841)	(58,177)
Other investments (6)	(633)	(2,442)	(3,730)	(8,718)
Same store net operating income (cash basis)	$69,979	$64,096	$273,164	$256,460
Change period over period	9.2%	N/A	6.5%	N/A

(1)	Includes our proportionate share of amounts attributable to consolidated properties and unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)
Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income. Certain prior period amounts may have been reclassified to conform to the current period financial statement presentation.

(4)
Acquisitions consist of Norman Pointe I in Bloomington, MN, purchased on December 28, 2017; 501 West Church Street in Orlando, FL, purchased on February 23, 2018; 9320 Excelsior Boulevard in Hopkins, MN, purchased on October 25, 2018; and 25 Burlington Mall Road in Burlington, MA, purchased on December 12, 2018.

(5)
Dispositions consist of Sarasota Commerce Center II in Sarasota, FL, sold on June 16, 2017; Two Independence Square in Washington, D.C., sold on July 5, 2017; a 14-property portfolio sold on January 4, 2018 (comprised of 2300 Cabot Drive in Lisle, IL; Windy Point I and II in Schaumburg, IL; Suwanee Gateway One and land in Suwanee, GA; 1200 Crown Colony Drive in Quincy, MA; Piedmont Pointe I and II in Bethesda, MD; 1075 West Entrance Drive and Auburn Hills Corporate Center in Auburn Hills, MI; 5601 Hiatus Road in Tamarac, FL; 2001 NW 64th Street in Ft. Lauderdale, FL; Desert Canyon 300 in Phoenix, AZ; 5301 Maryland Way in Brentwood, TN; and 2120 West End Avenue in Nashville, TN); and 800 North Brand Boulevard in Glendale, CA, sold on November 29, 2018.

(6)
Other investments consist of our interests in unconsolidated joint ventures, active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current and/or prior year reporting periods. Additional information on our land holdings can be found on page #SectionPage#. The operating results from 500 TownPark in Lake Mary, FL, and Two Pierce Place in Itasca, IL, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Cash Basis)
Contributions from Strategic Operating Markets	Three Months Ended				Twelve Months Ended
	12/31/2018		12/31/2017		12/31/2018		12/31/2017
	$	%	$	%	$	%	$	%
New York (1)	$10,453	14.9	$10,113	15.8	$44,236	16.2	$40,884	15.9
Atlanta (2)	9,252	13.2	8,233	12.8	35,011	12.8	32,463	12.7
Boston	8,465	12.1	8,436	13.2	32,939	12.0	32,466	12.7
Washington, D.C. (3)	8,360	12.0	5,778	9.0	30,557	11.2	26,600	10.4
Minneapolis (4)	7,587	10.8	6,604	10.3	29,044	10.6	26,277	10.2
Orlando (5)	8,151	11.7	5,518	8.6	28,674	10.5	24,355	9.5
Dallas (6)	6,075	8.7	6,966	10.9	26,181	9.6	30,023	11.7
Chicago (7)	6,166	8.8	6,088	9.5	24,494	9.0	20,995	8.2
Other	5,470	7.8	6,360	9.9	22,028	8.1	22,397	8.7
Total	$69,979	100.0	$64,096	100.0	$273,164	100.0	$256,460	100.0

NOTE:
The Company has provided disaggregated financial data for informational purposes for readers; however, regardless of the presentation approach used, we continue to evaluate and utilize our consolidated financial results in making operating decisions, allocating resources, and assessing our performance.

(1)
The increase in metropolitan New York Same Store Net Operating Income for the twelve months ended December 31, 2018 as compared to the same period in 2017 was primarily related to increased economic occupancy at 400 Bridgewater Crossing in Bridgewater, NJ.

(2)
The increase in Atlanta Same Store Net Operating Income for the three months and the twelve months ended December 31, 2018 as compared to the same periods in 2017 was primarily related to increased economic occupancy at Galleria 200 and Glenridge Highlands One in Atlanta, GA.

(3)
The increase in Washington, D.C. Same Store Net Operating Income for the three months and the twelve months ended December 31, 2018 as compared to the same periods in 2017 was primarily due to increased economic occupancy at One Independence Square in Washington, D.C., as well as at 3100 Clarendon Boulevard and 4250 North Fairfax Drive, both in Arlington, VA. Contributing to the increase in Same Store Net Operating Income for the twelve months ended December 31, 2018 was lower property tax expense attributable to successful property tax appeals at One Independence Square. Partially offsetting these favorable performance drivers was decreased economic occupancy associated with lease expirations at 1201 Eye Street and 400 Virginia Avenue, both in Washington, D.C., and Arlington Gateway in Arlington, VA.

(4)
The increase in Minneapolis Same Store Net Operating Income for the three months and the twelve months ended December 31, 2018 as compared to the same periods in 2017 was primarily attributable to increased economic occupancy at US Bancorp Center in Minneapolis, MN.

(5)
The increase in Orlando Same Store Net Operating Income for the three months and the twelve months ended December 31, 2018 as compared to the same periods in 2017 was primarily attributable to increased economic occupancy at CNL Center II and SunTrust Center, both in Orlando, FL, as well as the recognition of lease restructuring income at SunTrust Center.

(6)
The decrease in Dallas Same Store Net Operating Income for the three months and the twelve months ended December 31, 2018 as compared to the same periods in 2017 was primarily due to the downtime between the expiration of a whole-building lease and the cash rent commencement of the replacement whole-building lease at 6011 Connection Drive, as well as lease expirations at 6031 Connection Drive, both in Irving, TX.

(7)
The increase in Chicago Same Store Net Operating Income for the twelve months ended December 31, 2018 as compared to the same period in 2017 was primarily a result of increased economic occupancy at 500 West Monroe Street in Chicago, IL.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
Net income attributable to Piedmont	$45,410	$(31,383)	$130,296	$133,564
Net income / (loss) attributable to noncontrolling interest	(1)	(5)	(5)	(15)
Interest expense (1)	15,729	15,463	61,023	68,124
Depreciation (1)	26,837	28,454	107,927	119,386
Amortization (1)	16,462	17,499	63,235	75,327
Impairment loss (1)	—	46,461	—	46,461
Loss / (gain) on sale of properties (1)	(30,505)	77	(75,691)	(119,557)
EBITDAre	73,932	76,566	286,785	323,290
(Gain) / loss on extinguishment of debt	—	—	1,680	—
Acquisition costs	—	—	—	6
Net (recoveries) / loss from casualty events (1)	—	(57)	—	—
Core EBITDA	73,932	76,509	288,465	323,296
General & administrative expenses (1)	8,226	7,466	29,713	29,374
Management fee revenue (2)	(181)	(161)	(712)	(922)
Other (income) / expense (1) (3)	57	(156)	(418)	(303)
Property net operating income (accrual basis)	82,034	83,658	317,048	351,445

Deduct net operating (income) / loss from:
Acquisitions (4)	(2,569)	(27)	(5,993)	(27)
Dispositions (5)	(3,567)	(9,827)	(11,396)	(54,650)
Other investments (6)	(711)	(2,339)	(4,021)	(9,418)
Same store net operating income (accrual basis)	$75,187	$71,465	$295,638	$287,350
Change period over period	5.2%	N/A	2.9%	N/A

(1)	Includes our proportionate share of amounts attributable to consolidated properties and unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)
Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income. Certain prior period amounts may have been reclassified to conform to the current period financial statement presentation.

(4)
Acquisitions consist of Norman Pointe I in Bloomington, MN, purchased on December 28, 2017; 501 West Church Street in Orlando, FL, purchased on February 23, 2018; 9320 Excelsior Boulevard in Hopkins, MN, purchased on October 25, 2018; and 25 Burlington Mall Road in Burlington, MA, purchased on December 12, 2018.

(5)
Dispositions consist of Sarasota Commerce Center II in Sarasota, FL, sold on June 16, 2017; Two Independence Square in Washington, D.C., sold on July 5, 2017; a 14-property portfolio sold on January 4, 2018 (comprised of 2300 Cabot Drive in Lisle, IL; Windy Point I and II in Schaumburg, IL; Suwanee Gateway One and land in Suwanee, GA; 1200 Crown Colony Drive in Quincy, MA; Piedmont Pointe I and II in Bethesda, MD; 1075 West Entrance Drive and Auburn Hills Corporate Center in Auburn Hills, MI; 5601 Hiatus Road in Tamarac, FL; 2001 NW 64th Street in Ft. Lauderdale, FL; Desert Canyon 300 in Phoenix, AZ; 5301 Maryland Way in Brentwood, TN; and 2120 West End Avenue in Nashville, TN); and 800 North Brand Boulevard in Glendale, CA, sold on November 29, 2018.

(6)
Other investments consist of our interests in unconsolidated joint ventures, active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current and/or prior year reporting periods. Additional information on our land holdings can be found on page 37. The operating results from 500 TownPark in Lake Mary, FL, and Two Pierce Place in Itasca, IL, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Accrual Basis)
Contributions from Strategic Operating Markets	Three Months Ended				Twelve Months Ended
	12/31/2018		12/31/2017		12/31/2018		12/31/2017
	$	%	$	%	$	%	$	%
Washington, D.C. (1)	$11,381	15.1	$7,707	10.8	$41,289	14.0	$35,416	12.3
New York	9,774	13.0	9,848	13.8	40,622	13.7	39,617	13.8
Atlanta	9,653	12.8	9,571	13.4	38,693	13.1	38,648	13.4
Boston	9,664	12.9	9,865	13.8	37,544	12.7	38,021	13.2
Orlando (2)	8,168	10.9	7,001	9.8	29,949	10.1	28,335	9.9
Dallas (3)	6,951	9.3	7,384	10.3	29,361	9.9	31,583	11.0
Minneapolis (4)	6,987	9.3	6,291	8.8	27,092	9.2	24,905	8.7
Chicago (5)	6,199	8.2	6,317	8.8	24,949	8.4	23,706	8.3
Other	6,410	8.5	7,481	10.5	26,139	8.9	27,119	9.4
Total	$75,187	100.0	$71,465	100.0	$295,638	100.0	$287,350	100.0

NOTE:
The Company has provided disaggregated financial data for informational purposes for readers; however, regardless of the presentation approach used, we continue to evaluate and utilize our consolidated financial results in making operating decisions, allocating resources, and assessing our performance.

(1)
The increase in Washington, D.C. Same Store Net Operating Income for the three months and the twelve months ended December 31, 2018 as compared to the same periods in 2017 was primarily due to increased rental income resulting from the commencement of several new leases at One Independence Square in Washington, D.C., as well as at 3100 Clarendon Boulevard and 4250 North Fairfax Drive, both in Arlington, VA. Contributing to the increase in Same Store Net Operating Income for the twelve months ended December 31, 2018 was lower property tax expense attributable to successful property tax appeals at One Independence Square. Partially offsetting these favorable performance drivers was decreased economic occupancy associated with lease expirations at 1201 Eye Street and 400 Virginia Avenue, both in Washington, D.C., and Arlington Gateway in Arlington, VA.

(2)
The increase in Orlando Same Store Net Operating Income for the three months and the twelve months ended December 31, 2018 as compared to the same periods in 2017 was primarily attributable to increased rental income associated with the commencement of new leases, as well as the recognition of lease restructuring income, at SunTrust Center in Orlando, FL.

(3)
The decrease in Dallas Same Store Net Operating Income for the twelve months ended December 31, 2018 as compared to the same period in 2017 was primarily due to the downtime between the expiration of a whole-building lease and the commencement of the replacement whole-building lease at 6011 Connection Drive, as well as lease expirations at 6031 Connection Drive, both in Irving, TX.

(4)
The increase in Minneapolis Same Store Net Operating Income for the three months and the twelve months ended December 31, 2018 as compared to the same periods in 2017 was primarily attributable to increased rental income associated with the commencement of new leases at US Bancorp Center in Minneapolis, MN.

(5)
The increase in Chicago Same Store Net Operating Income for the twelve months ended December 31, 2018 as compared to the same period in 2017 was primarily attributable to increased rental income resulting from the commencement of several new leases, along with the expirations of operating expense recovery abatement periods, at 500 West Monroe Street in Chicago, IL.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	December 31, 2018	December 31, 2017

Market Capitalization
Common stock price	$17.04	$19.61
Total shares outstanding	126,219	142,359
Equity market capitalization (1)	$2,150,764	$2,791,659
Total debt - principal amount outstanding (excludes premiums, discounts, and deferred financing costs)	$1,694,706	$1,733,670
Total market capitalization (1)	$3,845,470	$4,525,329
Total debt / Total market capitalization (1)	44.1%	38.3%
Ratios & Information for Debt Holders
Total gross assets (2)	$4,686,423	$5,253,724
Total debt / Total gross assets (2)	36.2%	33.0%
Average net debt to Core EBITDA (3)	5.8 x	5.6 x

(1)	Reflects common stock closing price, shares outstanding, and outstanding debt as of the end of the reporting period, as appropriate.
(2)
Total gross assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.

(3)
For the purposes of this calculation, we annualize the Core EBITDA for the quarter and use the average daily balance of debt outstanding during the quarter, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the quarter.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of December 31, 2018
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Floating Rate	$305,000	(3)	3.60%	54.8 months

Fixed Rate	1,389,706		3.79%	52.5 months

Total	$1,694,706		3.76%	53.0 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Unsecured	$1,505,000	3.75%	54.5 months

Secured	189,706	3.80%	40.6 months

Total	$1,694,706	3.76%	53.0 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate (2)	Percentage of Total

2019	$—	$—		N/A	—%
2020	—	—		N/A	—%
2021	29,706	300,000		3.41%	19.4%
2022	160,000	205,000	(4)	3.41%	21.5%
2023	—	350,000		3.40%	20.7%
2024	—	400,000		4.45%	23.6%
2025 +	—	250,000		4.12%	14.8%

Total	$189,706	$1,505,000		3.76%	100.0%

(1)	All of Piedmont's outstanding debt as of December 31, 2018, was interest-only debt with the exception of the $29.7 million of outstanding debt associated with 5 Wall Street located in Burlington, MA.
(2)	Weighted average stated interest rate is calculated based upon the principal amounts outstanding.
(3)
The amount of floating rate debt represents the $205 million outstanding balance as of December 31, 2018 on the $500 million unsecured revolving credit facility and the $100 million in principal amount of the $250 million unsecured term loan that remained unhedged as of December 31, 2018. The $250 million unsecured term loan that closed in 2018 has a stated variable rate. However, Piedmont entered into interest rate swap agreements to effectively fix the interest rate for a portion of the principal balance of the loan. The Company entered into $100 million in notional amount of seven-year interest rate swap agreements and $50 million in notional amount of two-year interest rate swap agreements, resulting in an effectively fixed interest rate a) on $150 million of the term loan at 4.11% through March 29, 2020 and b) on $100 million of the term loan at 4.21% from March 30, 2020 through the loan's maturity date of March 31, 2025, assuming no credit rating change for the Company. Piedmont's $300 million unsecured term loan has a stated variable interest rate; however, the interest rate has been effectively fixed through interest rate swap agreements. The $300 million unsecured term loan, therefore, is presented herein as a fixed rate loan. Additional details can be found on the following page.

(4)
The initial maturity date of the $500 million unsecured revolving credit facility is September 30, 2022; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of September 29, 2023. For the purposes of this schedule, we reflect the maturity date of the facility as the initial maturity date of September 2022.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility (1)	Property	Stated Rate		Maturity	Principal Amount Outstanding as of December 31, 2018

Secured
$35.0 Million Fixed-Rate Loan (2)	5 Wall Street	5.55%	(3)	9/1/2021	$29,706
$160.0 Million Fixed-Rate Loan	1901 Market Street	3.48%	(4)	7/5/2022	160,000
Subtotal / Weighted Average (5)		3.80%			$189,706

Unsecured
$300.0 Million Unsecured 2011 Term Loan	N/A	3.20%	(6)	11/30/2021	$300,000
$500.0 Million Unsecured Line of Credit (7)	N/A	3.35%	(8)	9/30/2022	205,000
$350.0 Million Unsecured Senior Notes	N/A	3.40%	(9)	6/1/2023	350,000
$400.0 Million Unsecured Senior Notes	N/A	4.45%	(10)	3/15/2024	400,000
$250.0 Million Unsecured Term Loan	N/A	4.12%	(11)	3/31/2025	250,000
Subtotal / Weighted Average (5)		3.75%			$1,505,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (5)		3.76%			$1,694,706
GAAP Accounting Adjustments (12)					(9,234)
Total Debt - GAAP Amount Outstanding					$1,685,472

(1)	All of Piedmont’s outstanding debt as of December 31, 2018, was interest-only debt with the exception of the $29.7 million of outstanding debt associated with 5 Wall Street located in Burlington, MA.
(2)	The loan is amortizing based on a 25-year amortization schedule.
(3)
The loan has a stated interest rate of 5.55%; however, upon acquiring 5 Wall Street and assuming the loan, the Company marked the debt to its estimated fair value as of that time, resulting in an effective interest rate of 3.75%.

(4)	The stated interest rate on the $160 million fixed-rate loan is 3.48%. After the application of interest rate hedges, the effective cost of the financing is approximately 3.58%.
(5)	Weighted average is based on the principal amounts outstanding and interest rates at December 31, 2018.
(6)
The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 3.20% through January 15, 2020, assuming no credit rating change for the Company.

(7)
All of Piedmont’s outstanding debt as of December 31, 2018, was term debt with the exception of $205 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of September 30, 2022; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to September 29, 2023. The initial maturity date is presented on this schedule.

(8)
The 3.35% interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of December 31, 2018. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various length LIBOR locks. The base interest rate associated with each LIBOR interest period selection is subject to an additional spread (0.90% as of December 31, 2018) based on Piedmont’s then current credit rating.

(9)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.

(10)
The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.

(11)
The $250 million unsecured term loan that closed in 2018 has a stated variable rate; however, Piedmont entered into $100 million in notional amount of seven-year interest rate swap agreements and $50 million in notional amount of two-year interest rate swap agreements, resulting in an effectively fixed interest rate a) on $150 million of the term loan at 4.11% through March 29, 2020 and b) on $100 million of the term loan at 4.21% from March 30, 2020 through the loan's maturity date of March 31, 2025, assuming no credit rating change for the Company. For the portion of the loan that continues to have a variable interest rate, Piedmont may select from multiple interest rate options, including the prime rate and various length LIBOR locks. The base interest rate associated with each LIBOR interest period selection is subject to an additional spread (1.60% as of December 31, 2018) based on Piedmont's then current credit rating.

(12)
The GAAP accounting adjustments relate to original issue discounts, third-party fees, and lender fees resulting from the procurement processes for our various debt facilities, along with debt fair value adjustments associated with the assumed 5 Wall Street debt. The original issue discounts and fees, along with the debt fair value adjustments, are amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Covenant & Ratio Analysis (for Debt Holders)
As of December 31, 2018
Unaudited

		Three Months Ended
Bank Debt Covenant Compliance (1)	Required	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017

Maximum leverage ratio	0.60	0.34	0.34	0.37	0.35	0.34
Minimum fixed charge coverage ratio (2)	1.50	4.15	4.22	4.29	4.38	4.29
Maximum secured indebtedness ratio	0.40	0.04	0.04	0.04	0.04	0.04
Minimum unencumbered leverage ratio	1.60	3.06	3.03	2.79	2.93	3.09
Minimum unencumbered interest coverage ratio (3)	1.75	4.60	4.67	4.82	5.05	5.11

		Three Months Ended
Bond Covenant Compliance (4)	Required	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017

Total debt to total assets	60% or less	43.1%	43.2%	43.5%	42.7%	38.9%
Secured debt to total assets	40% or less	4.8%	4.8%	4.8%	4.8%	4.3%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	4.90	4.98	5.02	5.07	4.95
Unencumbered assets to unsecured debt	150% or greater	242%	241%	240%	244%	269%

	Three Months Ended	Twelve Months Ended	Twelve Months Ended
Other Debt Coverage Ratios for Debt Holders	December 31, 2018	December 31, 2018	December 31, 2017

Average net debt to core EBITDA (5)	5.8 x	5.8 x	5.8 x
Fixed charge coverage ratio (6)	4.5 x	4.6 x	4.7 x
Interest coverage ratio (7)	4.5 x	4.6 x	4.7 x

(1)	Bank debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), excluding one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)
Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture dated May 9, 2013, and the Indenture and the Supplemental Indenture dated March 6, 2014, for detailed information about the calculations.

(5)
For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(6)
Fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during the periods ended December 31, 2018 and December 31, 2017. The Company had capitalized interest of $526,032 for the three months ended December 31, 2018, $1,354,260 for the twelve months ended December 31, 2018, and $189,482 for the twelve months ended December 31, 2017. The Company had principal amortization of $327,313 for the three months ended December 31, 2018, $964,090 for the twelve months ended December 31, 2018, and $912,157 for the twelve months ended December 31, 2017.

(7)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $526,032 for the three months ended December 31, 2018, $1,354,260 for the twelve months ended December 31, 2018, and $189,482 for the twelve months ended December 31, 2017.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of December 31, 2018
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)		Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
State of New York	AA+ / Aa1	1	2019		$26,368	5.1	481	3.2
US Bancorp	A+ / A1	3	2023 / 2024		24,671	4.7	784	5.2
Independence Blue Cross	No Rating Available	1	2033		19,101	3.7	801	5.3
GE	BBB+ / Baa1	1	2027		17,895	3.4	452	3.0
U.S. Government	AA+ / Aaa	6	2019 - 2032	(4)	11,814	2.3	255	1.7
City of New York	AA / Aa2	1	2020		11,111	2.1	313	2.1
Transocean	B- / B3	1	2036		10,712	2.1	301	2.0
Schlumberger Technology	AA- / A1	1	2028		8,924	1.7	254	1.7
Motorola	BBB- / Baa3	1	2028		8,662	1.7	206	1.3
Harvard University	AAA / Aaa	2	2032 / 2033		7,975	1.5	129	0.8
District of Columbia	AA+ / Aaa	2	2028		7,457	1.4	146	1.0
Raytheon	A+ / A3	2	2024		6,525	1.3	440	2.9
Nuance Communications	BB- / Ba3	1	2030		6,319	1.2	201	1.3
Epsilon Data Management	No Rating Available	1	2026		6,067	1.2	222	1.5
First Data Corporation	BB- / Ba3	1	2027		5,909	1.1	195	1.3
CVS Caremark	BBB / Baa2	1	2022		5,786	1.1	208	1.4
SunTrust Bank	BBB+ / Baa1	3	2019 - 2025	(5)	5,773	1.1	145	0.9
International Food Policy Research Institute	No Rating Available	1	2029		5,581	1.1	102	0.7
Applied Predictive Technologies	A+ / A2	1	2028		5,445	1.1	125	0.8
Gartner	BB / Ba2	2	2034		5,338	1.0	180	1.2
Cargill	A / A2	1	2023		5,014	1.0	268	1.8
Other			Various		307,575	59.1	8,920	58.9
Total					$520,022	100.0	15,128	100.0

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)
Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided. The absence of a credit rating for a tenant is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.

(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)
There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2019 to 2032. Of the total population of U.S. Government leases, the majority (leases contributing 1.9% to Annualized Lease Revenue of the total of 2.3% of Annualized Lease Revenue contributed by the tenant) expire in 2025 and after.

(5)
Of the total amount of space leased to the tenant, the lease for approximately 125,000 square feet expires in 2019 and the lease for approximately 16,000 square feet expires in 2025. One additional lease for 4,000 square feet expires in 2024.

Piedmont Office Realty Trust, Inc.
Tenant Diversification
As of December 31, 2018

Percentage of Annualized Leased Revenue (%)
December 31, 2018 as compared to December 31, 2017

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of December 31, 2018

Tenant Credit Rating (1)

Rating Level	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$29,217	5.6
AA / Aa	57,484	11.0
A / A	70,595	13.6
BBB / Baa	73,219	14.1
BB / Ba	34,437	6.6
B / B	27,018	5.2
Below	2,015	0.4
Not rated (2)	226,037	43.5
Total	$520,022	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	256	32.4	$22,964	4.4	216	1.4
2,501 - 10,000	285	36.1	51,561	9.9	1,467	9.7
10,001 - 20,000	96	12.2	45,354	8.7	1,339	8.8
20,001 - 40,000	73	9.2	74,999	14.5	2,100	13.9
40,001 - 100,000	41	5.2	91,574	17.6	2,539	16.8
Greater than 100,000	39	4.9	233,570	44.9	7,467	49.4
Total	790	100.0	$520,022	100.0	15,128	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" is not an indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating. Included in this category are such tenants as Independence Blue Cross, Piper Jaffray, Brother International, and RaceTrac Petroleum.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2018			December 31, 2017
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of September 30, 20xx	15,084	16,179	93.2%	16,817	18,847	89.2%
Leases signed during the period	256			867
Less:
Lease renewals signed during period	(155)			(544)
New leases signed during period for currently occupied space	(36)			(151)
Leases expired during period and other	(68)	—		(49)	—
Subtotal	15,081	16,179	93.2%	16,940	18,847	89.9%
Acquisitions and properties placed in service during period (2)	523	556		151	214
Dispositions and properties taken out of service during period (2)	(476)	(527)		—	—
As of December 31, 20xx	15,128	16,208	93.3%	17,091	19,061	89.7%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2018			December 31, 2017
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	17,091	19,061	89.7%	17,996	19,581	91.9%
Leases signed during period	1,634			2,070
Less:
Lease renewals signed during period	(769)			(1,199)
New leases signed during period for currently occupied space	(135)			(321)
Leases expired during period and other	(481)	7		(863)	21
Subtotal	17,340	19,068	90.9%	17,683	19,602	90.2%
Acquisitions and properties placed in service during period (2)	705	738		151	214
Dispositions and properties taken out of service during period (2)	(2,917)	(3,598)		(743)	(755)
As of December 31, 20xx	15,128	16,208	93.3%	17,091	19,061	89.7%

Same Store Analysis
Less acquisitions / dispositions after December 31, 2017 and developments / redevelopments (2) (3)	(705)	(738)	95.5%	(2,969)	(3,598)	82.5%
Same Store Leased Percentage	14,423	15,470	93.2%	14,122	15,463	91.3%

(1)
Calculated as square footage associated with commenced leases as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)	For additional information on acquisitions and dispositions completed during the last year and current developments and redevelopments, please refer to pages 36 and 37, respectively.
(3)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments commenced during the previous twelve months are deducted from the previous period data and developments and redevelopments placed in service during the previous twelve months are deducted from the current period data.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	December 31, 2018
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	163	63.8%	1.0%	(6.0)%	1.9%	(5)
Leases executed for spaces excluded from analysis (6)	93	36.2%

	Twelve Months Ended
	December 31, 2018
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	916	56.1%	5.7%	2.4%	9.1%	(7)
Leases executed for spaces excluded from analysis (6)	718	43.9%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms of greater than one year. Leases associated with storage spaces, management offices, newly acquired assets for which there is less than one year of operating history, and unconsolidated joint venture assets are excluded from this analysis.

(2)
For the purposes of this analysis, the last twelve months of cash paying rents of the previous leases are compared to the first twelve months of cash paying rents of the new leases in order to calculate the percentage change.

(3)
For the purposes of this analysis, the accrual basis rents of the previous leases are compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(5)
The results for the three months ended December 31, 2018 were influenced by two large transactions, the 28,000 square foot lease expansion with Schlumberger Technology Corporation at 1430 Enclave Parkway in Houston, TX and the 38,000 square foot lease extension with Bipartisan Policy Center at 1225 Eye Street in Washington, DC. If the effects of these transactions were to be removed, the percentage change in cash and accrual rents for the three months ended December 31, 2018 would be 2.6% and 7.4%, respectively.

(6)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for more than one year.

(7)
The results for the twelve months ended December 31, 2018 were influenced by the 254,000 square foot lease extension and expansion with Schlumberger Technology Corporation at 1430 Enclave Parkway in Houston, TX. If the effects of this lease transaction were to be removed, the percentage change in cash and accrual rents for the twelve months ended December 31, 2018 would be 5.4% and 16.5%, respectively.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of December 31, 2018
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,080	6.7
2019 (2)	67,179	12.9	1,713	10.6
2020 (3)	40,555	7.8	1,296	8.0
2021	19,500	3.8	600	3.7
2022	39,133	7.5	1,199	7.4
2023	44,272	8.5	1,502	9.3
2024	62,568	12.0	2,207	13.6
2025	23,001	4.4	659	4.1
2026	28,506	5.5	868	5.3
2027	46,176	8.9	1,250	7.7
2028	47,119	9.1	1,189	7.3
2029	22,354	4.3	584	3.6
2030	14,653	2.8	387	2.4
2031	14,236	2.7	60	0.4
Thereafter	50,770	9.8	1,614	9.9
Total / Weighted Average	$520,022	100.0	16,208	100.0

Average Lease Term Remaining
12/31/2018	6.6 years
12/31/2017	6.5 years

(1)
Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)	Includes leases with an expiration date of December 31, 2018, comprised of approximately 78,000 square feet and Annualized Lease Revenue of $4.2 million.
(3)
Leases and other revenue-producing agreements on a month-to-month basis, comprised of approximately 10,000 square feet and Annualized Lease Revenue of $0.3 million, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of December 31, 2018
(in thousands)

	Q1 2019 (1)		Q2 2019		Q3 2019		Q4 2019
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	1	$86	117	$3,452	233	$6,819	44	$821
Boston	25	723	30	1,124	—	8	29	980
Chicago	—	—	—	—	—	—	11	448
Dallas	9	280	41	1,086	84	2,226	58	1,942
Minneapolis	—	5	11	196	4	162	120	3,794
New York	481	26,391	9	581	67	3,056	—	25
Orlando	14	504	35	1,169	134	5,124	53	1,550
Washington, D.C.	2	84	16	699	11	438	20	944
Other	54	2,032	—	—	—	—	—	—
Total / Weighted Average (3)	586	$30,105	259	$8,307	533	$17,833	335	$10,504

(1)
Includes leases with an expiration date of December 31, 2018, comprised of approximately 78,000 square feet and expiring lease revenue of $2.7 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of December 31, 2018
(in thousands)

	12/31/2019 (1)		12/31/2020		12/31/2021		12/31/2022		12/31/2023
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	395	$11,178	185	$4,857	140	$4,063	358	$10,359	117	$3,652
Boston	84	2,835	225	6,168	113	2,862	109	4,805	108	4,119
Chicago	11	448	17	435	—	—	6	295	13	541
Dallas	192	5,534	136	3,911	105	3,102	406	12,228	388	10,465
Minneapolis	136	4,158	117	4,448	91	3,172	62	2,207	695	18,474
New York	556	30,052	497	15,999	28	1,457	79	2,695	22	1,309
Orlando	236	8,347	50	1,339	34	1,012	121	3,793	91	2,703
Washington, D.C.	49	2,165	69	3,459	89	4,304	58	2,799	63	3,079
Other	54	2,032	—	—	—	—	—	2	5	156
Total / Weighted Average (3)	1,713	$66,749	1,296	$40,616	600	$19,972	1,199	$39,183	1,502	$44,498

(1)
Includes leases with an expiration date of December 31, 2018, comprised of approximately 78,000 square feet and expiring lease revenue of $2.7 million. No such adjustments are made to other periods presented.

(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 28 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended December 31, 2018
Unaudited (in thousands)

	For the Three Months Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Non-incremental
Building / construction / development	$2,041	$1,817	$546	$804	$2,081
Tenant improvements	10,154	4,144	4,718	5,965	3,909
Leasing costs	4,402	3,315	4,914	1,184	7,473
Total non-incremental	16,597	9,276	10,178	7,953	13,463
Incremental
Building / construction / development	8,122	8,000	6,030	2,429	4,932
Tenant improvements	8,053	5,321	2,734	5,671	4,317
Leasing costs	6,475	1,329	1,681	1,110	2,412
Total incremental	22,650	14,650	10,445	9,210	11,661
Total capital expenditures	$39,247	$23,926	$20,623	$17,163	$25,124

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of September 30, 2018		$46,979
New non-incremental tenant improvement commitments related to leases executed during period		4,709
Non-incremental tenant improvement expenditures	(10,154)
Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	4,076
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(6,078)
Total as of December 31, 2018		$45,610

NOTE:	The information presented on this page is for all consolidated assets.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred, are due over the next five years, and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $30.5 million, or 67% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	Three Months Ended December 31, 2018		Twelve Months Ended December 31, 2018		For the Year Ended							2013 to 2018 (Weighted Average or Total)
					2017	2016	2015		2014		2013
Renewal Leases
Number of leases	13		66		64	79	74		56		56	395
Square feet	127,478		735,969		1,198,603	880,289	1,334,398		959,424		2,376,177	7,484,860
Tenant improvements per square foot (1)	$27.88		$22.33		$7.84	$7.36	$16.91		$19.02		$14.24	$14.29
Leasing commissions per square foot	$13.41		$9.09		$4.80	$5.76	$8.29		$8.33		$4.66	$6.37
Total per square foot	$41.29		$31.42		$12.64	$13.12	$25.20		$27.35		$18.90	$20.66
Tenant improvements per square foot per year of lease term	$4.65		$4.15		$1.84	$1.35	$2.90		$2.97		$1.88	$2.33
Leasing commissions per square foot per year of lease term	$2.24		$1.69		$1.12	$1.05	$1.42		$1.30		$0.62	$1.04
Total per square foot per year of lease term	$6.89	(2)	$5.84	(3)	$2.96	$2.40	$4.32	(4)	$4.27	(5)	$2.50	$3.37
New Leases
Number of leases	14		72		74	93	90		98		87	514
Square feet	100,359		864,113		855,069	1,065,630	1,563,866		1,142,743		1,050,428	6,541,849
Tenant improvements per square foot (1)	$42.77		$50.43		$41.19	$40.78	$60.41		$34.46		$35.74	$44.89
Leasing commissions per square foot	$17.99		$19.04		$15.90	$15.13	$20.23		$15.19		$12.94	$16.62
Total per square foot	$60.76		$69.47		$57.09	$55.91	$80.64		$49.65		$48.68	$61.51
Tenant improvements per square foot per year of lease term	$4.45		$4.58		$4.73	$5.01	$5.68		$3.78		$4.17	$4.76
Leasing commissions per square foot per year of lease term	$1.87		$1.73		$1.83	$1.86	$1.90		$1.66		$1.51	$1.76
Total per square foot per year of lease term	$6.32		$6.31	(3)	$6.56	$6.87	$7.58	(6)	$5.44		$5.68	$6.52
Total
Number of leases	27		138		138	172	164		154		143	909
Square feet	227,837		1,600,082		2,053,672	1,945,919	2,898,264		2,102,167		3,426,605	14,026,709
Tenant improvements per square foot (1)	$34.44		$37.50		$21.73	$25.66	$40.38		$27.41		$20.83	$28.56
Leasing commissions per square foot	$15.43		$14.46		$9.42	$10.89	$14.73		$12.06		$7.20	$11.15
Total per square foot	$49.87		$51.96		$31.15	$36.55	$55.11		$39.47		$28.03	$39.71
Tenant improvements per square foot per year of lease term	$4.54		$4.46		$3.55	$3.70	$4.79		$3.48		$2.64	$3.73
Leasing commissions per square foot per year of lease term	$2.03		$1.72		$1.54	$1.57	$1.75		$1.53		$0.91	$1.45
Total per square foot per year of lease term	$6.57	(2)	$6.18	(3)	$5.09	$5.27	$6.54	(6)	$5.01	(5)	$3.55	$5.18
Less Adjustment for Commitment Expirations (7)
Expired tenant improvements (not paid out) per square foot	-$5.69		-$4.49		-$2.73	-$1.12	-$2.77		-$5.60		-$5.47	-$3.82

Adjusted total per square foot	$44.18		$47.47		$28.42	$35.43	$52.34		$33.87		$22.56	$35.89
Adjusted total per square foot per year of lease term	$5.82		$5.64		$4.65	$5.11	$6.21		$4.30		$2.86	$4.68

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and license spaces.
(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(2)
During the fourth quarter of 2018, we completed two large lease transactions with large capital commitments: the 23,000 square foot lease renewal with HERE North America at 5 & 15 Wayside Road in Burlington, MA and the 38,000 square foot lease extension with Bipartisan Policy Center at 1225 Eye Street in Washington, DC. If the costs associated with these leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases and total leases completed during the three months ended December 31, 2018 would be $3.73 and $5.84, respectively.

(3)
During 2018, we completed two large leasing transactions in the Houston, TX market with large capital commitments: a 254,000 square foot lease renewal and expansion with Schlumberger Technology Corporation at 1430 Enclave Parkway and a 301,000 square foot, full-building lease with Transocean Offshore Deepwater Drilling at Enclave Place. If the costs associated with those leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases, new leases and total leases completed during the twelve months ended December 31, 2018 would be $5.27, $6.02, and $5.70, respectively.

(4)
The average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 was higher than our historical performance on this measure primarily as a result of four large lease renewals, two of which were completed in the Washington, DC, market, that involved higher capital commitments. If the costs associated with those renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 would be $3.33.

(5)
During 2014, we completed one large, 15-year lease renewal and expansion with a significant capital commitment with Jones Lang LaSalle at Aon Center in Chicago, IL. If the costs associated with this lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases and total leases completed during 2014 would be $2.12 and $4.47, respectively.

(6)
During 2015, we completed seven new leases in Washington, DC, and Chicago, IL, comprising 680,035 square feet, with above-average capital commitments. If the costs associated with those new leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for new leases and total leases completed during 2015 would be $5.42 and $4.88, respectively.

(7)
The Company has historically reported the maximum amount of capital to which it committed in leasing transactions as of the signing of the leases with no subsequent updates for variations and/or changes in tenants' uses of tenant improvement allowances. Many times, tenants do not use the full allowance provided in their leases or let portions of their tenant improvement allowances expire. In an effort to provide additional clarity on the actual cost of completed leasing transactions, tenant improvement allowances that expired or became no longer available to tenants are disclosed in this section and are deducted from the capital commitments per square foot of leased space in the periods in which they expired in an effort to provide a better estimation of leasing transaction costs over time.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of December 31, 2018
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Washington, D.C.	7	$75,939	14.6	1,950	12.0	1,514	77.6
New York	4	70,144	13.5	1,772	10.9	1,727	97.5
Minneapolis	6	63,620	12.2	2,104	13.0	2,010	95.5
Atlanta	7	61,673	11.9	2,249	13.9	2,151	95.6
Boston	10	58,083	11.2	1,882	11.6	1,820	96.7
Dallas	10	53,805	10.3	2,114	13.1	1,865	88.2
Orlando	6	53,128	10.2	1,755	10.8	1,677	95.6
Chicago	1	42,202	8.1	967	6.0	949	98.1
Other	3	41,428	8.0	1,415	8.7	1,415	100.0
Total / Weighted Average	54	$520,022	100.0	16,208	100.0	15,128	93.3

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of December 31, 2018
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Washington, D.C.	DC, VA	7	14.6	1,950	12.0	—	—	—	—	7	14.6	1,950	12.0
New York	NY, NJ	1	9.5	1,033	6.4	3	4.0	739	4.5	4	13.5	1,772	10.9
Minneapolis	MN	1	6.4	937	5.8	5	5.8	1,167	7.2	6	12.2	2,104	13.0
Atlanta	GA	6	11.1	2,111	13.0	1	0.8	138	0.9	7	11.9	2,249	13.9
Boston	MA	2	2.5	174	1.1	8	8.7	1,708	10.5	10	11.2	1,882	11.6
Dallas	TX	2	2.8	440	2.7	8	7.5	1,674	10.4	10	10.3	2,114	13.1
Orlando	FL	4	8.7	1,445	8.9	2	1.5	310	1.9	6	10.2	1,755	10.8
Chicago	IL	1	8.1	967	6.0	—	—	—	—	1	8.1	967	6.0
Other		1	3.7	801	4.9	2	4.3	614	3.8	3	8.0	1,415	8.7
Total / Weighted Average		25	67.4	9,858	60.8	29	32.6	6,350	39.2	54	100.0	16,208	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of December 31, 2018
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Governmental Entity	6	0.9	$56,605	10.9	1,144	7.6
Business Services	75	11.6	55,298	10.6	1,691	11.2
Engineering, Accounting, Research, Management & Related Services	83	12.9	39,044	7.5	1,128	7.5
Depository Institutions	16	2.5	38,664	7.4	1,152	7.6
Insurance Carriers	14	2.2	28,058	5.4	1,077	7.1
Legal Services	49	7.6	22,786	4.4	690	4.6
Communications	44	6.8	19,738	3.8	571	3.8
Nondepository Credit Institutions	13	2.0	19,455	3.7	499	3.3
Security & Commodity Brokers, Dealers, Exchanges & Services	44	6.8	19,318	3.7	555	3.7
Electronic & Other Electrical Equipment & Components, Except Computer	12	1.9	17,374	3.3	473	3.1
Real Estate	35	5.4	17,310	3.3	499	3.3
Oil and Gas Extraction	4	0.6	17,159	3.3	475	3.1
Eating & Drinking Places	42	6.5	15,281	2.9	460	3.0
Automotive Repair, Services & Parking	6	0.9	12,857	2.5	4	—
Holding and Other Investment Offices	27	4.2	12,764	2.5	387	2.6
Other	174	27.2	128,311	24.8	4,323	28.5
Total	644	100.0	$520,022	100.0	15,128	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of December 31, 2018
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property	Market / Submarket	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
Norman Pointe I	Minneapolis / Southwest	12/28/2017	100	2000	$35,159	214	71
501 West Church Street	Orlando / CBD	2/23/2018	100	2003	28,000	182	100
9320 Excelsior Boulevard	Minneapolis / West-Southwest	10/25/2018	100	2010	48,665	268	100
25 Burlington Mall Road	Boston / Route 128 North	12/12/2018	100	1987	74,023	288	89
Total / Weighted Average					$185,847	952	90

Dispositions Over Previous Eighteen Months

Property	Market / Submarket	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
Two Independence Square	Washington, DC / Southwest	7/5/2017	100	1991	$359,600	606	100
8560 Upland Drive (1)	Denver / Southeast Denver	7/27/2017	72	2001	17,600	149	100
14-Property Portfolio Sale (2)	Various	1/4/2018	100	Various	430,385	2,585	76
800 North Brand Boulevard	Los Angeles / Tri-Cities	11/29/2018	100	1990	160,000	527	90
Total / Weighted Average					$967,585	3,867	82

Pending Dispositions

Property	Market / Submarket	Proposed Sale Month & Year	Percent Ownership (%)	Year Built	Contract Price	Rentable Square Footage	Current Percent Leased (%)
One Independence Square	Washington, DC / Southwest	February 2019	100	1991	$170,000	334	94

(1)
The sale price and rentable square footage presented for 8560 Upland Drive are gross figures and have not been adjusted for Piedmont's ownership percentage; however, the weighted average percent leased at disposition for dispositions completed over the previous eighteen months includes this property at the Company's pro rata share of ownership.

(2)
On January 4, 2018, Piedmont completed the disposition of a 14-property portfolio comprised of 2300 Cabot Drive in Lisle, IL; Windy Point I and II in Schaumburg, IL; Suwanee Gateway One and land in Suwanee, GA; 1200 Crown Colony Drive in Quincy, MA; Piedmont Pointe I and II in Bethesda, MD; 1075 West Entrance Drive and Auburn Hills Corporate Center in Auburn Hills, MI; 5601 Hiatus Road in Tamarac, FL; 2001 NW 64th Street in Ft. Lauderdale, FL; Desert Canyon 300 in Phoenix, AZ; 5301 Maryland Way in Brentwood, TN; and 2120 West End Avenue in Nashville, TN. The sale price presented for the 14-property portfolio includes a $4.5 million earnout payment attributable to approximately 150,000 square feet of additional "in-process" leasing activity that was completed at the properties subsequent to the sale.

Piedmont Office Realty Trust, Inc.
Other Investments
As of December 31, 2018
($ and square footage in thousands)

Developable Land Parcels

Property	Market / Submarket	Adjacent Piedmont Property	Acres	Real Estate Book Value
Gavitello	Atlanta / Buckhead	The Medici	2.0	$2,673
Glenridge Highlands Three	Atlanta / Central Perimeter	Glenridge Highlands One and Two	3.0	2,001
State Highway 161	Dallas / Las Colinas	Las Colinas Corporate Center I and II, 161 Corporate Center	4.5	3,320
Royal Lane	Dallas / Las Colinas	6011, 6021 and 6031 Connection Drive	10.6	2,834
John Carpenter Freeway	Dallas / Las Colinas	750 West John Carpenter Freeway	3.5	1,000
TownPark	Orlando / Lake Mary	400 and 500 TownPark	18.9	6,332
Total			42.5	$18,160

Development and / or Redevelopment - Lease-Up

Property	Market / Submarket	Adjacent Piedmont Property	Construction Type	Actual or Targeted Completion Date	Percent Leased (%)	Square Feet	Project Capital Expended (1) (Cash)
Two Pierce Place	Chicago / Northwest	Not Applicable	Redevelopment	Q4 2018	42	487	$13.0 million

(1)	Exclusive of allocations for capitalized insurance, property tax and interest expenses.

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 40.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and acquisition-related costs (that are not capitalized) and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with our unconsolidated joint venture properties and development / re-development properties, if any.

Core EBITDA: The Company calculates Core EBITDA as net income (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt, acquisition-related expenses (that are not capitalized) and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization.
EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment losses, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for unconsolidated partnerships and joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross Assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets and accumulated amortization related to deferred lease costs.

Gross Real Estate Assets: Gross Real Estate Assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.
Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building, renovations that change the underlying classification of a building, and deferred building maintenance capital identified at and completed shortly after acquisition are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to unconsolidated joint venture and land assets. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as those properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store Properties excludes unconsolidated joint venture and land assets.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Barry Oxford	Daniel Ismail	Anthony Paolone, CFA
D.A. Davidson & Company	Green Street Advisors	JP Morgan
260 Madison Avenue, 8th Floor	660 Newport Center Drive, Suite 800	383 Madison Avenue
New York, NY 10016	Newport Beach, CA 92660	32nd Floor
Phone: (212) 240-9871	Phone: (949) 640-8780	New York, NY 10179
Phone: (212) 622-6682

David Rodgers, CFA	John W. Guinee, III	Michael Lewis, CFA
Robert W. Baird & Co.	Stifel, Nicolaus & Company	SunTrust Robinson Humphrey
200 Public Square	One South Street	711 Fifth Avenue, 4th Floor
Suite 1650	16th Floor	New York, NY 10022
Cleveland, OH 44139	Baltimore, MD 21202	Phone: (212) 319-5659
Phone: (216) 737-7341	Phone: (443) 224-1307

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017

GAAP net income applicable to common stock	$45,410	$16,114	$10,942	$57,830	$(31,383)	$130,296	$133,564
Depreciation (1) (2)	26,582	26,668	26,894	26,969	28,242	107,113	118,577
Amortization (1)	16,462	14,828	15,229	16,716	17,499	63,235	75,327
Impairment loss (1)	—	—	—	—	46,461	—	46,461
Loss / (gain) on sale of properties (1)	(30,505)	—	23	(45,209)	77	(75,691)	(119,557)
NAREIT funds from operations applicable to common stock	57,949	57,610	53,088	56,306	60,896	224,953	254,372
Adjustments:
Acquisition costs	—	—	—	—	—	—	6
Loss / (gain) on extinguishment of debt	—	—	—	1,680	—	1,680	—
Core funds from operations applicable to common stock	57,949	57,610	53,088	57,986	60,896	226,633	254,378
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	522	550	545	466	604	2,083	2,496
Depreciation of non real estate assets	255	176	213	169	212	813	809
Straight-line effects of lease revenue (1)	(2,491)	(3,210)	(4,806)	(3,473)	(5,553)	(13,980)	(21,492)
Stock-based and other non-cash compensation expense	3,066	1,661	2,513	288	1,937	7,528	6,139
Amortization of lease-related intangibles (1)	(1,979)	(2,006)	(1,987)	(1,643)	(1,685)	(7,615)	(6,575)
Acquisition costs	—	—	—	—	—	—	(6)
Non-incremental capital expenditures	(16,597)	(9,276)	(10,178)	(7,953)	(13,463)	(44,004)	(35,437)
Adjusted funds from operations applicable to common stock	$40,725	$45,505	$39,388	$45,840	$42,948	$171,458	$200,312

(1)	Includes our proportionate share of amounts attributable to consolidated properties and unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017

Net income attributable to Piedmont	$45,410	$16,114	$10,942	$57,830	$(31,383)	$130,296	$133,564
Net income / (loss) attributable to noncontrolling interest	(1)	—	(2)	(2)	(5)	(5)	(15)
Interest expense	15,729	15,849	15,687	13,758	15,463	61,023	68,124
Depreciation	26,837	26,844	27,107	27,139	28,454	107,927	119,386
Amortization	16,462	14,828	15,229	16,716	17,499	63,235	75,327
Impairment loss	—	—	—	—	46,461	—	46,461
Loss / (gain) on sale of properties	(30,505)	—	23	(45,209)	77	(75,691)	(119,557)
EBITDAre	73,932	73,635	68,986	70,232	76,566	286,785	323,290
(Gain) / loss on extinguishment of debt	—	—	—	1,680	—	1,680	—
Acquisition costs	—	—	—	—	—	—	6
Net (recoveries) / loss from casualty events	—	—	—	—	(57)	—	—
Core EBITDA	73,932	73,635	68,986	71,912	76,509	288,465	323,296
General & administrative expenses	8,226	6,677	8,258	6,552	7,466	29,713	29,374
Management fee revenue	(181)	(181)	(200)	(150)	(161)	(712)	(922)
Other (income) / expense	57	(87)	(157)	(230)	(156)	(418)	(303)
Straight-line effects of lease revenue	(2,491)	(3,210)	(4,806)	(3,473)	(5,553)	(13,980)	(21,492)
Amortization of lease-related intangibles	(1,979)	(2,006)	(1,987)	(1,643)	(1,685)	(7,615)	(6,575)
Property net operating income (cash basis)	77,564	74,828	70,094	72,968	76,420	295,453	323,378
Deduct net operating (income) / loss from:
Acquisitions	(2,178)	(958)	(917)	(666)	(23)	(4,718)	(23)
Dispositions	(4,774)	(2,660)	(2,741)	(3,666)	(9,859)	(13,841)	(58,177)
Other investments	(633)	(659)	(920)	(1,517)	(2,442)	(3,730)	(8,718)
Same store net operating income (cash basis)	$69,979	$70,551	$65,516	$67,119	$64,096	$273,164	$256,460

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017

Equity in income of unconsolidated joint ventures	$—	$—	$—	$—	$(27)	$—	$3,845

Interest expense	—	—	—	—	—	—	—

Depreciation	—	—	—	—	—	—	129

Amortization	—	—	—	—	—	—	24

Impairment loss	—	—	—	—	—	—	—

Loss / (gain) on sale of properties	—	—	—	—	—	—	(3,683)

EBITDAre and Core EBITDA	—	—	—	—	(27)	—	315

General and administrative expenses	—	—	—	—	15	—	55

Other (income) / expense	—	—	—	—	—	—	—

Property net operating income (accrual basis)	—	—	—	—	(12)	—	370

Straight-line effects of lease revenue	—	—	—	—	—	—	(134)

Amortization of lease-related intangibles	—	—	—	—	—	—	—

Property net operating income (cash basis)	$—	$—	$—	$—	$(12)	$—	$236

Piedmont Office Realty Trust, Inc.
Property Detail - In-Service Portfolio (1)
As of December 31, 2018
(in thousands)

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenue

Atlanta
Glenridge Highlands One	Atlanta	GA	100.0%	1998	288	96.2%	96.2%	96.2%	$8,292
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	426	97.7%	97.7%	97.7%	12,450
1155 Perimeter Center West	Atlanta	GA	100.0%	2000	377	100.0%	100.0%	100.0%	10,626
Galleria 200	Atlanta	GA	100.0%	1984	432	86.6%	86.6%	81.7%	10,140
Galleria 300	Atlanta	GA	100.0%	1987	432	97.7%	97.7%	91.7%	11,732
The Dupree	Atlanta	GA	100.0%	1997	138	100.0%	100.0%	100.0%	3,848
The Medici	Atlanta	GA	100.0%	2008	156	94.2%	94.2%	94.2%	4,585
Metropolitan Area Subtotal / Weighted Average					2,249	95.6%	95.6%	93.6%	61,673
Boston
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873 / 1956	78	100.0%	100.0%	100.0%	5,017
One Brattle Square	Cambridge	MA	100.0%	1991	96	99.0%	99.0%	99.0%	7,714
One Wayside Road	Burlington	MA	100.0%	1997	201	100.0%	100.0%	100.0%	6,323
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 & 2001	272	89.7%	89.7%	87.1%	9,111
5 Wall Street	Burlington	MA	100.0%	2008	182	100.0%	100.0%	100.0%	7,081
25 Burlington Mall Road	Burlington	MA	100.0%	1987	288	88.5%	88.5%	88.5%	9,329
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%	3,006
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%	3,519
80 Central Street	Boxborough	MA	100.0%	1988	150	100.0%	90.0%	90.0%	3,094
90 Central Street	Boxborough	MA	100.0%	2001	175	100.0%	100.0%	100.0%	3,889
Metropolitan Area Subtotal / Weighted Average					1,882	96.7%	95.9%	95.5%	58,083
Chicago
500 West Monroe Street	Chicago	IL	100.0%	1991	967	98.1%	95.3%	95.3%	42,202
Metropolitan Area Subtotal / Weighted Average					967	98.1%	95.3%	95.3%	42,202
Dallas
161 Corporate Center	Irving	TX	100.0%	1998	105	100.0%	100.0%	100.0%	2,596
750 West John Carpenter Freeway	Irving	TX	100.0%	1999	316	87.7%	87.7%	86.7%	7,340
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	64.5%	3.3%	4,926
6021 Connection Drive	Irving	TX	100.0%	2000	222	100.0%	100.0%	100.0%	6,070
6031 Connection Drive	Irving	TX	100.0%	1999	232	52.6%	52.6%	52.6%	3,144
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	83.8%	83.8%	83.8%	5,813
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	91.2%	88.7%	88.7%	3,926
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	88.2%	88.2%	83.8%	5,396
One Lincoln Park	Dallas	TX	100.0%	1999	262	99.6%	99.6%	97.7%	8,360
Park Place on Turtle Creek	Dallas	TX	100.0%	1986	178	91.0%	91.0%	89.9%	6,234
Metropolitan Area Subtotal / Weighted Average					2,114	88.2%	85.5%	80.1%	53,805

Property	City	State	Percent Ownership	Year Built / Major Refurbishment	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenue
Minneapolis
US Bancorp Center	Minneapolis	MN	100.0%	2000	937	98.6%	98.6%	98.5%	33,281
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	95.0%	95.0%	90.7%	9,068
Norman Pointe I	Bloomington	MN	100.0%	2000	214	70.6%	70.6%	69.6%	4,765
9320 Excelsior Boulevard	Hopkins	MN	100.0%	2010	268	100.0%	100.0%	100.0%	5,014
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%	5,914
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	98.4%	98.4%	98.4%	5,578
Metropolitan Area Subtotal / Weighted Average					2,104	95.5%	95.5%	94.8%	63,620
New York
60 Broad Street	New York	NY	100.0%	1962	1,033	98.4%	98.4%	98.4%	49,542
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	90.9%	90.9%	90.9%	8,528
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	305	100.0%	100.0%	79.7%	9,500
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%	2,574
Metropolitan Area Subtotal / Weighted Average					1,772	97.5%	97.5%	94.0%	70,144
Orlando
400 TownPark	Lake Mary	FL	100.0%	2008	176	84.1%	80.7%	80.7%	4,023
500 TownPark	Lake Mary	FL	100.0%	2016	134	100.0%	89.6%	89.6%	3,939
501 West Church Street	Orlando	FL	100.0%	2003	182	100.0%	100.0%	100.0%	1,741
CNL Center I	Orlando	FL	99.0%	1999	347	98.6%	98.6%	98.6%	12,280
CNL Center II	Orlando	FL	99.0%	2006	270	99.3%	99.3%	94.4%	9,532
SunTrust Center	Orlando	FL	100.0%	1988	646	93.3%	93.3%	85.1%	21,613
Metropolitan Area Subtotal / Weighted Average					1,755	95.6%	94.4%	90.7%	53,128
Washington, D.C.
400 Virginia Avenue	Washington	DC	100.0%	1985	224	64.3%	61.2%	61.2%	6,930
1201 Eye Street	Washington	DC	98.6% (3)	2001	269	48.7%	48.7%	10.8%	7,934
1225 Eye Street	Washington	DC	98.1% (3)	1986	225	94.7%	94.7%	91.6%	11,154
One Independence Square	Washington	DC	100.0%	1991	334	93.7%	93.7%	77.8%	15,443
3100 Clarendon Boulevard	Arlington	VA	100.0%	1987 / 2015	261	63.2%	59.8%	40.6%	7,967
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	308	96.8%	92.9%	84.7%	14,263
Arlington Gateway	Arlington	VA	100.0%	2005	329	76.0%	70.8%	55.3%	12,248
Metropolitan Area Subtotal / Weighted Average					1,950	77.6%	75.3%	60.6%	75,939
Other
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%	11,615
Enclave Place	Houston	TX	100.0%	2015	301	100.0%	—%	—%	10,712
1901 Market Street	Philadelphia	PA	100.0%	1987 / 2014	801	100.0%	100.0%	100.0%	19,101
Subtotal/Weighted Average					1,415	100.0%	78.7%	78.7%	41,428

Grand Total					16,208	93.3%	90.5%	86.8%	$520,022

NOTE:
The Company has provided disaggregated financial and operational data for informational purposes for readers; however, regardless of the presentation approach used, we continue to evaluate and utilize our consolidated financial results in making operating decisions, allocating resources, and assessing our performance.

(1)	This schedule includes information for Piedmont's in-service portfolio of properties only. Information on investments excluded from this schedule can be found on page 37.
(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(3)
Although Piedmont owns 98.6% of 1201 Eye Street and 98.1% of 1225 Eye Street, it is entitled to 100% of the cash flows for each asset pursuant to the terms of each property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” "estimate," “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this supplemental package include our estimated Core FFO and Core FFO per diluted share for calendar year 2017 and certain expected future financing requirements and expenditures.
The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: economic, regulatory and / or socio-economic changes (including accounting standards) that impact the real estate market generally or that could affect the patterns of use of commercial office space; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office sector in general and the specific markets in which we operate, particularly in Washington, D.C., the New York metropolitan area, and Chicago where we have high concentrations of office properties; the illiquidity of real estate investments, including regulatory restrictions to which REITs are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties; the risks and uncertainties associated with the acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition; development and construction delays and resultant increased costs and risks; our real estate development strategies may not be successful; future acts of terrorism in any of the major metropolitan areas in which we own properties or future cybersecurity attacks against us or any of our tenants; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions, including any resulting impairment charges on both our long-lived assets or goodwill resulting therefrom; availability of financing and our lending banks' ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; the effect of future offerings of debt or equity securities or changes in market interest rates on the value of our common stock; changes in the method pursuant to which the LIBOR rates are determined and the potential phasing out of LIBOR after 2021; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants, including an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough; any change in the financial condition of any of our large lead tenants; changes in the financial condition of our tenants directly or indirectly resulting from the United Kingdom's referendum to withdraw from the European Union; the effect of any litigation to which we are, or may become, subject; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986; the future effectiveness of our internal controls and procedures; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.